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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in Pre-Effective Amendment No. 6 to the registration statement on Form S-1 (File No. 333-34679) of our reports dated September 23, 1997, except for Note 9 for which the date is October 9, 1997, and August 15, 1997, except for Note 9 for which the date is September 30, 1997, on our audits of the financial statements of Tweedy, Browne Company L.P. and GeoCapital Corporation. We also consent to the references to our Firm under the captions "Experts", "Summary Historical and Pro Forma and Financial Data" and "Selected Historical Financial Data".


                                             /s/ COOPERS & LYBRAND L.L.P.
                                          --------------------------------------
                                                 Coopers & Lybrand L.L.P.

New York, New York

November 19, 1997